United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 29, 2025

Date of Report (Date of earliest event reported)

Aetherium Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41189	86-3449713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

79B Pemberwick Rd. Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 450-6836

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	GMFIU	N/A
Class A Common Stock, par value $0.0001 per share	GMFI	N/A
Warrants	GMFIW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 29, 2025, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the postponement of its Special Meeting (the “Meeting”) from 8:30 a.m. Eastern Time on May 30, 2025 to 8:30 a.m. Eastern Time on June 13, 2025 and the redemption right deadline to 5:00 p.m. Eastern Time on June 11, 2025.

On May 23, 2025, the Company filed a definitive proxy statement (together with the additional proxy statement supplements and annexes, the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the Meeting.

Other than as indicated herein, no other changes have been made to the Proxy Statement or the proxy card as originally filed and mailed. Investors and shareholders are also able to obtain, for free, copies of documents filed with the SEC at the SEC’s website at http://www.sec.gov.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. In addition, stockholders who have already submitted a redemption request with respect to the shares held by them may withdraw such request by contacting our Transfer Agent. If you would like to change or revoke your prior vote on any proposal, or reverse a redemption request, please refer to the Proxy Statement for additional information on how to do so.

If you have already submitted a proxy and do not wish to change your vote, you need not take any further action. If you have submitted a proxy and wish to change your vote, you may revoke your proxy at any time before it is exercised at the Meeting as provided in the Proxy Statement. Please note, however, that if your shares are held in street name by a broker or other nominee and you wish to revoke a proxy, you must contact the broker or nominee to revoke any prior voting instructions.

All of the Company’s shareholders of record as of the close of business on May 9, 2025 are entitled to vote at the Meeting. We have retained Advantage Proxy, Inc. (“Advantage Proxy”) to assist us in soliciting proxies. If shareholders have questions about how to vote or direct a vote in respect of their shares, shareholders may contact Advantage Proxy at (877) 870-8565 (toll free) or by email at ksmith@advantageproxy.com.

Participants in the Solicitation

The Company and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Meeting. Investors and shareholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Proxy Statement, which may be obtained free of charge from the sources indicated above.

Additional Information and Where to Find It

On May 23, 2025, the Company filed a definitive proxy statement with the SEC in connection with its solicitation of proxies for the Meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed or that will be filed with the SEC through the web site maintained by the SEC at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 29, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2025

AETHERIUM ACQUISITION CORP.

By:	/s/ Jonathan Chan
Name:	Jonathan Chan
Title:	Chief Executive Officer and Chairman